UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 5, 2019

AquaVenture Holdings Limited
(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (BVI) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG11110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Ordinary Shares	WAAS	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2019, AquaVenture Holdings Limited (the “Company”) appointed Timothy J. Whall to its Board of Directors (the “Board”) effective immediately. Mr. Whall will replace Evan Lovell, who did not stand for re-election when his term expired at the Company’s 2019 Annual Meeting of Shareholders. Mr. Whall will serve as a Class III director and will stand for re-election at the Company’s Annual Meeting of Shareholders in 2022. In addition to being appointed as a director, Mr. Whall will also serve on the Board’s Audit Committee and Compensation Committee.

Mr. Whall has served on the Board of Directors of ADT, Inc. (NYSE: ADT), formerly ADT Corporation, formerly ADT Corporation, since May 2016. Previously, Mr. Whall served as Chief Executive Officer of ADT, Inc. from September 2017 until his retirement in November 2018 and  President from April 2016 to September 2017. In addition, he was President of Prime Borrower from July 2015 to March 2018. From June 2010 to March 2017, Mr. Whall served as President, Chief Executive Officer, and a member of the Board of Directors of Protection One, Inc. Mr. Whall joined SecurityLink in 1990 as a Service Manager. He served as a General Manager before joining the senior management team in various capacities and ultimately became the President and Chief Operating Officer. After SecurityLink was acquired by GTCR in 2000, Mr. Whall continued to serve as President and Chief Operating Officer. Following SecurityLink’s sale to Tyco in 2001, Mr. Whall was ADT, Inc.’s Senior Vice President of Business Operations from 2001 to 2004. In 2004, Mr. Whall partnered with GTCR to acquire Honeywell’s Security Monitoring division (“HSM”). At HSM he served as President and Chief Operating Officer. Following the sale of HSM to Stanley Black & Decker, Mr. Whall served as Chief Operating Officer of StanleyWorks’ Convergent Security Solutions division for one year. In 2008, he left Stanley to pursue opportunities with GTCR. That partnership led to GTCR’s acquisition of the Protection One business in June 2010. Mr. Whall received a Bachelor’s degree in Personnel Management from Michigan State University.

Mr. Whall will participate in the standard director compensation arrangements applicable to the Company’s non-employee directors as described in the Proxy Statement filed with the U.S. Securities and Exchange Commission on April 26, 2019. Other than the compensation to be received for services as a non-employee director, no arrangement or understanding exists between Mr. Whall and any other persons, pursuant to which he was appointed as a director of the Company. In addition, there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Whall has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019	AquaVenture Holdings Limited

	By:	/S/ Lee S. Muller
Lee S. Muller
Chief Financial Officer